Exhibit 10.13

UNSECURED SUBORDINATED PROMISSORY NOTE

$400,000.00 – Principal Amount	Issue Date – December 29, 2006

1. Principal and Interest. For value received, IRVINE SENSORS CORPORATION, a Delaware corporation (“Maker”), hereby promises to pay to the order of TIMOTHY LOONEY, an individual (“Payee”), whose address is 4306 Savannah, Parker, Texas, 75002, or such other address as the holder of this Unsecured Subordinated Promissory Note (this “Note”) may designate in writing, the principal sum of $400,000.00, together with interest on the unpaid principal balance from time to time remaining at a rate per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of 360 days) which shall from day to day be equal to 11%.

2. Payment. The principal of and accrued interest on this Note shall be due and payable in full on the earlier of December 29, 2007, and the date the Senior Debt (hereinafter defined) is indefeasibly paid in full. Payment shall be deemed made at the time the holder of this Note receives such payment, subject to the condition subsequent that any check or similar instrument is honored as drawn on sufficient funds. All amounts paid hereunder shall be applied first to accrued and unpaid interest and then to principal.

3. Representations and Warranties. Maker represents and warrants to Payee as follows:

(a) Existence, Etc. Maker is a corporation duly organized validly existing and in good standing under the laws of the state of its organization and is duly qualified to do business and is in good standing in each other state where the failure to be so qualified and in good standing could reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of Maker or on the ability of Maker to perform or comply with the terms and conditions of this note (such a material adverse effect being herein called a “Material Adverse Effect”).

(b) Power and Authority. Maker has all requisite power and authority to own or lease its properties, to conduct its business as now conducted and to execute, deliver and perform the Note.

(c) Authorization and Enforceability. The execution, delivery and performance of the Note has been duly authorized by all necessary corporate action of Maker and requires no consent of any person or entity that has not been obtained, and the Note constitutes a valid and binding obligation of Maker, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws (hereinafter defined) and by general principles of equity.

(d) No Violation. The execution, delivery and performance of the Note does not and will not violate Maker’s charter, bylaws, or other organizational documents, any laws applicable to Maker or any agreement to which Maker is a party or by which Maker is bound, except for violations of laws or agreements that could not reasonably be expected to have a

Material Adverse Effect. No consent or approval of any person or entity is required in connection with such execution, delivery and performance, except as has been obtained and is in full force and effect.

(e) General. All financial statements, reports and other information heretofore delivered by Maker to Payee, taken as a whole, do not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. Prepayment. Maker shall have the right to prepay all or any portion of the principal hereof at any time without premium or penalty; provided, however, that with any prepayment Maker shall also pay all accrued but unpaid interest on the principal being prepaid.

5. Late Charge. If any payment of principal or interest hereunder is not paid when due, including upon acceleration hereof, interest under this Note shall accrue from the date of the default until paid at a rate equal to the lesser of 18% per annum or the highest interest rate permitted by law (“Default Rate”). All payments of such late charges shall be made in lawful money of the United States of America.

6. Subordination. Notwithstanding anything contained herein that may be to the contrary, the payment of this Note and the rights and remedies of Payee and any other holder of this Note under this Note are subordinate to the payment of the Senior Debt, as defined in that certain Subordination Agreement of even date herewith, among Payee, Longview Fund L.P. and Alpha Capital Anstalt, and are otherwise subject to such Subordination Agreement.

7. Event of Default. Any one or more of the following events or occurrences shall constitute an event of default under this Note (“Event of Default”):

(a) Maker’s failure to pay any amount owed hereunder at the time and in the manner such payment is due, and such failure is not cured within ten (10) days after notice of such failure is given in accordance with Paragraph 12 below.

(b) A breach by Maker of any other provision of this Note, and such breach is not cured within twenty (20) days after notice of such breach is given in accordance with Paragraph 12 below.

(c) Maker shall (i) admit in writing its inability to pay or otherwise fail to pay its debts generally as they become due, (ii) voluntarily seek consent to, or acquiesce in the benefit or benefits of any Debtor Relief Law, or (iii) be made the subject of any proceeding provided for by any Debtor Relief Law that could suspend or otherwise affect any of the rights of the holder hereof and such proceeding should continue for sixty (60) days without dismissal or discharge. As used herein, “Debtor Relief Laws” means the United States Bankruptcy Code, 11 U.S.C.§§ 101, et seq., and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

(d) The nonpayment when due of any material indebtedness exceeding $250,000 owed by Maker (including the Senior Debt), or the occurrence of any event under any document or instrument evidencing, securing, or executed in connection with any such indebtedness which could give the holder thereof the right to declare such indebtedness or any part thereof due prior to its scheduled maturity.

UPON THE OCCURRENCE OF AN EVENT OF DEFAULT, PAYEE MAY, SUBJECT TO THE SUBORDINATION PROVISIONS SET FORTH IN PARAGRAPH 6, (A) BY WRITTEN NOTICE TO MAKER, DECLARE THE ENTIRE UNPAID PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH ANY ACCRUED AND UNPAID INTEREST, IMMEDIATELY DUE AND PAYABLE, AND (B) PROCEED TO PROTECT AND ENFORCE ITS RIGHTS EITHER BY SUIT IN EQUITY AND/OR BY ACTION AT LAW, OR BY OTHER APPROPRIATE PROCEEDINGS, WHETHER FOR THE SPECIFIC PERFORMANCE OF ANY AGREEMENT CONTAINED IN THIS NOTE OR IN AID OF THE EXERCISE OF ANY POWER OR RIGHT GRANTED BY THIS NOTE OR TO ENFORCE ANY OTHER LEGAL OR EQUITABLE RIGHT OF THE PAYEE UNDER THIS NOTE.

8. Cumulative Rights. No delay on the part of Payee in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right. Enforcement by the Payee of any right or remedy for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

9. Waivers. Maker, for itself and its legal representatives, successors and assigns, expressly waives presentment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of protest, presentment for the purpose of accelerating maturity, and diligence in collection.

10. Fees and Expenses. Maker shall pay all expenses and costs, including reasonable fees and out-of-pocket expenses of attorneys (including Payee’s attorneys) and expert witnesses and costs of investigation, incurred by Payee (a) in connection with the negotiation of this Note and the related agreements between Payee and Maker, which are being executed contemporaneously herewith, or (b) in connection with efforts to collect any amount due under this Note, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding). For purposes of this Paragraph, attorney’s out-of-pocket expenses shall include, but are not limited to, support staff costs, costs of preparing for litigation, computerized research, telephone and facsimile transmission expenses, mileage, deposition costs, postage, duplicating, process service, videotaping and similar costs and expenses.

11. Modifications in Writing. No waiver or modification of any of the terms or provisions of this Note shall be valid or binding unless set forth in a writing signed by Maker and Payee, and then only to the extent therein specifically set forth.

12. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed facsimile if sent during the normal business hours of the recipient, if not, then on the next business day; (iii) one (1) business day after deposit with a nationally recognized overnight courier designating next business day delivery; or (iv) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid. All communications shall be sent to the address or facsimile number as set forth on the signature page hereof or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

13. Entire Agreement; Severability. This Note constitutes the full and entire understanding, promise and agreement between Maker and Payee with respect to the subject matter hereof, and it supersedes, merges and renders void every other prior written and/or oral understanding, promise or agreement between Maker and Payee. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note, the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, and the parties shall use good faith to negotiate a substitute, valid and enforceable provision that replaces the excluded provision and that most nearly effects the parties’ intent in entering into this Note.

THIS NOTE REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS OF THE PARTIES.

14. Governing Law; Jurisdiction; Waiver of Jury Trial. This Note is being executed and delivered and is intended to be performed, in the State of Texas, and the laws of such state shall govern the construction, validity, enforcement and interpretation hereof, except to the extent federal laws otherwise govern the validity, construction, enforcement and interpretation hereof. Maker hereby irrevocably (a) submits to the non-exclusive jurisdiction of any United States Federal or State court sitting in Dallas County, Texas in any action or proceeding arising out of or relating to this Note, and (b) waives to the fullest extent permitted by law, any defense asserting an inconvenient forum in connection therewith. TO THE EXTENT ALLOWED BY LAW, MAKER AND PAYEE EACH WAIVE JURY TRIAL IN ANY ACTION OR PROCEEDING RELATING TO THIS NOTE.

15. Headings. The headings of the paragraphs of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

16. Successors and Assigns. All of the promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee, assign any rights, duties, or obligations under this Note.

17. Maximum Interest Rate. Regardless of any provision contained herein, or in any other document executed in connection herewith, Payee shall never be entitled to receive, collect or apply, as interest hereon, any amount in excess of the maximum rate of interest permitted to be charged from time to time by applicable law, and in the event Payee ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of the principal hereof and treated hereunder as such; and, if the principal hereof is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specified contingency, exceeds the highest lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum lawful rate, Payee shall refund to Maker the amount of such excess or credit the amount of such excess against the principal hereof, and in such event, Payee shall not be subject to any penalties provided by any laws for contracting for, charging, or receiving interest in excess of the maximum lawful rate.

[Signature Page Follows]

This instrument may be executed in counterparts and delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, Maker has caused this instrument to be duly executed as of the date first set forth above.

MAKER:	IRVINE SENSORS CORPORATION

	By:	/s/ JOHN C. CARSON
	Name:	John C. Carson
	Title:	President & CEO
	Address:	3001 Red Hill Ave
Costa Mesa, CA 92626
	Fax No.:	714-444-8823

ACKNOWLEDGED AND AGREED:

PAYEE:	TIMOTHY LOONEY

/s/ TIMOTHY LOONEY
	Address:	4306 Savannah, Parker, Texas, 75002
	Fax No.:	817-348-2370